Exhibit 10.11

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made as of August 28, 2017 (the “Effective Date”) by and between LENOX DRIVE OFFICE PARK LLC, a Delaware limited liability company (“Landlord”), having an address do JFR Global, 2329 Nostrand Avenue, Suite 2()(), Brooklyn, New York 11210, and FACTOR SYSTEMS, INC., a Delaware corporation doing business as “Billtrust” (“Tenant”), having an address of 1009 Lenox Drive, Lawrenceville, New Jersey.

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into that certain Lease dated August 28, 2017 (the “Original Lease”) for 75.000 rentable square feet on the first (1st) and second (2nd) floors of the building (the “Original Premises”) located at 1009 Lenox Drive. Lawrenceville, New Jersey (the “Building”):

WHEREAS, Landlord and Tenant wish to amend the Original Lease to add to the Original Premises an additional portion of the first (1st) floor of the Building, as identified by shading on the floor plan attached hereto as Schedule A and made part hereof (such space, the “Additional Premises”, which the parties agree and acknowledge is comprised in the aggregate of approximately 13,759 rentable square feet), in accordance with the contents of this First Amendment.

NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration exchanged by Landlord and Tenant, the receipt and sufficiency of which hereby expressly are acknowledged, it is AGREED as of the date hereof

1.          Definitions. For the purposes of this First Amendment, words and phrases used herein with initial capital case letters and not otherwise defined in this First Amendment shall have the respective meanings ascribed to them in the Original Lease.

2.          Additional Premises.

(a)
Landlord hereby demises and lets to Tenant, and Tenant hereby hires and takes from Landlord, the Additional Premises, for a term to commence on the Commencement Date, and to end on the Expiration Date of the Original Lease, unless the Term of the Original Lease shall sooner terminate pursuant to any of the terms, covenants or conditions of the Original Lease or pursuant to law.

(b)
Tenant acknowledges that Landlord has made no representations to Tenant as to the condition of the Additional Premises and Tenant agrees to accept possession of the Additional Premises in the condition which shall exist on the Commencement Date “as is”, and further agrees that Landlord shall have no obligation to perform any work or make any installations in order to prepare the Additional Premises for Tenant’s occupancy, except for the Finish Work described in the Original Lease.

(c)
As of the Effective Date, the term “Premises” as used in the Original Lease shall be deemed to include both the Original Premises and the Additional Premises, and the “Premises” shall be deemed increased by 13,759 rentable square feet, from 75,000 rentable square feet to 88,759 rentable square feet.

3.          Rent. As of the Effective Date, Paragraph 7 (Basic Rent) of the Basic Lease Provisions of the Original Lease is amended such that from and after the Effective Date, the Basic Rent applicable to the Premises shall be payable as follows:

Period or Months of Term	Annual Rate Per Square Foot	Annual Basic Rent	Monthly Basic Rent
Commencement Date through the end of Month 12:	$30.50	$2,707,149.50	$225,595.79
Months 13 through 24:	$31.00	$2,751,529.00	$229,294.08
Months 25 through 36:	$31.50	$2,795,908.50	$232,992.38
Months 37 through 48:	$32.00	$2,840,288.00	$236,690.67
Months 49 through 60:	$32.50	$2,884,667.50	$240,388.96
Months 61 through 72:	$33.00	$2,929,047.00	$244,087.25
Months 73 through 84:	$33.50	$2,973,426.50	$247,785.54
Months 85 through 96:	$34.00	$3,017,806.00	$251,483.83
Months 97 through 108:	$34.50	$3,062,185.50	$255,182.13
Months 109 through 120:	$35.00	$3,106,565.00	$258,880.42
Months 121 through 132:	$35.50	$3,150,944.50	$262,578.71
Months 133 through 144:	$36.00	$3,195,324.00	$266,277.00
Months 145 through 156:	$36.50	$3,239,703.50	$269,975.29
Months 157 through 168:	$37.00	$3,284,083.00	$273,673.58
Months 169 through 180:	$37.50	$3,328,462.50	$277,371.88
Months 181 through 186:	$38.00	$3,372,842.00	$281,070.17
Notwithstanding the foregoing, provided that no Event of Default has occurred, the Basic Rent with respect to the period beginning on the Commencement Date and ending on the day immediately preceding the six (6) month anniversary of the Commencement Date shall be abated. For the avoidance of doubt, the rent abatement period set forth in the immediately preceding sentence shall not apply to the payment of any Additional Rent, including, without limitation, Tenant’s payment for electric service in accordance with Article 6 of the Original Lease.

If the Commencement Date is any day other than the first day of a calendar month, the monthly installment of Basic Rent payable by Tenant for the first partial month shall be prorated at the same rental rate payable for the first monthly installment listed above, and “Month 1” of the rent grid set forth above shall be deemed to be the first full calendar month following immediately thereafter.

4.          Tenant’s Percentage. As of the Effective Date, Paragraph 10 (Tenant’s Proportionate Share) of the Basic Lease Provisions of the Original Lease is amended such that from and after the Effective Date, the “Tenant’s Percentage” means and is agreed to and deemed to increase by 7.62%, from 41.53% to 49.15%.

5.          Parking. As of the Effective Date, the number of nonexclusive, unassigned parking spaces allocated to Tenant pursuant to the License shall be increased by an amount equal to the product of (i) that portion of the Tenant’s Percentage allocable to the Additional Premises (i.e., 7.62%), multiplied by (ii) the total number of nonexclusive, unassigned parking spaces in the parking lot appurtenant to the Building.

6.          Tenant Improvement Allowance. Notwithstanding anything contained to the contrary in the Original Lease, in connection with the Finish Work, Landlord shall contribute an additional tenant improvement allowance equal to $894,335.00 ($65.00 per square foot of the rentable area of the Additional Premises) (the “Additional Premises Allowance”), which Additional Premises Allowance shall be in addition to the Allowance set forth on Schedule D attached to the Original Lease and allocable to the Reimbursable Costs of constructing the Finish Work applicable to the Additional Premises.

7.          Brokers. Landlord and Tenant each represents and warrants to the other that such party has not dealt with any broker in bringing about this First Amendment other than Colliers International NJ LLC (the “Broker”). Tenant and Landlord each agrees to hold the other harmless and indemnify and defend the other from and against any and all loss, cost, liability, damage and expense arising out of the inaccuracy of the representation contained in the preceding sentence and each party represents to the other that it has not engaged and is not responsible for the payment of a fee, commission or other compensation to any other person in connection with this First Amendment. Landlord agrees to pay the Broker pursuant to separate written agreement between the Broker and Landlord.

8.          Ratification of Lease. Except as modified by this First Amendment, the Original Lease and all of the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this First Amendment shall bind the parties hereto and their respective successor and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. In the event of any conflict between the provisions of this First Amendment and the Original Lease, the provisions contained in this First Amendment shall prevail and be paramount.

9.          Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall constitute an original and together a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. PDF signatures via e-mail on this First Amendment shall be treated as originals.

10.          Binding Effect. This First Amendment shall become binding and be effective only upon execution and delivery of this First Amendment by each of Landlord and Tenant to the other.

    11.          Authority. Tenant represents and warrants to Landlord: (i) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this First Amendment by Tenant have been duly and validly authorized by its board of directors, if necessary, and by its stockholders, if necessary, at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; (ii) no other approval, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to Tenant’s execution and delivery of this First Amendment; and (iii) the individual (or individuals) who executes and delivers this First Amendment on behalf of Tenant is authorized to do so.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment the day and year first above written.

WITNESS:	LANDLORD:

LENOX DRIVE OFFICE PARK LLC, a Delaware limited liability company

/s/ Tina S	By:	/s/ Sam Morreck
Name: Sam Morreck
Title: Authorized Signatory

WITNESS:	TENANT:

FACTOR SYSTEMS, INC., a Delaware corporation, doing business as “Billtrust”

By:
Name:
Title:

Signature Page to First Amendment to Lease Agreement - Factor Systems, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment the day and year first above written.

WITNESS:	LANDLORD:

LENOX DRIVE OFFICE PARK LLC, a Delaware limited liability company

By:
Name:
Title:

WITNESS:	TENANT:

FACTOR SYSTEMS, INC., a Delaware corporation, doing business as “Billtrust”

/s/ John J. Jaculo	By:	/s/ Frank B. J
John J. Jaculo		Name: Frank B. J
VP Vendor Relations		Title: CIS

Signature Page to First Amendment to Lease Agreement - Factor Systems, Inc.